Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re	:
	:	Chapter 11

FAIRWAY GROUP HOLDINGS CORP., et al.,	:	Case No. 16-[ ] ( )
:
:
Debtors.(1)	:	(Joint Administration Pending)
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JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION
OF FAIRWAY GROUP HOLDINGS CORP. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP

Ray C. Schrock, P.C.
Matthew S. Barr Sunny Singh
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors and
Debtors in Possession

Dated:	May 2, 2016
New York, New York

(1)  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows:  Fairway Group Holdings Corp. (2788); Fairway Group Acquisition Company (2860); Fairway Bakery LLC (4129); Fairway Broadway LLC (8591); Fairway Chelsea LLC (0288); Fairway Construction Group, LLC (2741); Fairway Douglaston LLC (2650); Fairway East 86th Street LLC (3822); Fairway eCommerce LLC (3081); Fairway Georgetowne LLC (9609); Fairway Greenwich Street LLC (6422); Fairway Group Central Services LLC (7843); Fairway Group Plainview LLC (8643); Fairway Hudson Yards LLC (9331); Fairway Kips Bay LLC (0791); Fairway Nanuet LLC (9240); Fairway Paramus LLC (3338); Fairway Pelham LLC (3119); Fairway Pelham Wines & Spirits LLC (3141); Fairway Red Hook LLC (8813); Fairway Stamford LLC (0738); Fairway Stamford Wines & Spirits LLC (3021); Fairway Staten Island LLC (1732); Fairway Uptown LLC (8719); Fairway Westbury LLC (6240); and Fairway Woodland Park LLC (9544).  The location of the Debtors’ corporate headquarters is 2284 12th Avenue, New York, New York 10027.

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Each of Fairway Group Holdings Corp., Fairway Group Acquisition Co., Fairway Bakery LLC, Fairway Broadway LLC, Fairway Chelsea LLC, Fairway Construction Group, LLC, Fairway Douglaston LLC, Fairway East 86th Street LLC, Fairway eCommerce LLC, Fairway Georgetowne LLC, Fairway Greenwich Street LLC, Fairway Group Central Services LLC, Fairway Group Plainview LLC, Fairway Hudson Yards LLC, Fairway Kips Bay LLC, Fairway Nanuet LLC, Fairway Paramus LLC, Fairway Pelham LLC, Fairway Pelham Wines & Spirits LLC, Fairway Red Hook LLC, Fairway Stamford LLC, Fairway Stamford Wines & Spirits LLC, Fairway Staten Island LLC, Fairway Uptown LLC, Fairway Westbury LLC, and Fairway Woodland Park LLC (each, a “Debtor” and, collectively, the “Debtors”) propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in Article I.A.

ARTICLE I.                                                  DEFINITIONS AND INTERPRETATION.

A.                                    Definitions.  The following terms shall have the respective meanings specified below:

1.1                               Administrative Expense Claim means any Claim for a cost or expense of administration incurred during the Chapter 11 Cases pursuant to section 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Commencement Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for good and other services and leased premises); (b) Fee Claims; and (c) DIP Claims.

1.2                               Allowed means, with reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance, priority, or secured status, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed prior to the Effective Date, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or Reorganized Debtors, (c) any Claim or Interest as to which the liability of the Debtors or Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim or Interest expressly allowed hereunder; provided, however, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

1.3                               Amended and Restated Credit Agreement means the Credit Agreement, as amended and restated, dated as of the Effective Date, containing terms consistent with the Exit Facility Commitment Letter and the Exit Facility Term Sheet and satisfactory to the Requisite Lenders and the Debtors.

1.4                               Amended Organizational Documents means the forms of certifications of incorporation, certificates of formation, limited liability company agreements, or other forms of organizational documents and bylaws for the Reorganized Debtors reasonably satisfactory to the Debtors and satisfactory to the Requisite Lenders.  To the extent such Amended Organizational Documents reflect material changes to the Debtors’ existing forms of organization documents and bylaws, substantially final forms of such Amended Organizational Documents will be included in the Plan Supplement.

1.5                               Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.6                               Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.7                               Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.8                               Benefit Plans means all benefit plans, policies, and programs sponsored by the Debtors, including all savings plans and health and welfare plans, other than those that entitle employees to, or that otherwise give rise to, Interests in one or more of the Debtors.

1.9                               Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.10                        Cash means legal tender of the United States of America.

1.11                        Causes of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedies, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Commencement Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws).  Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.12                        Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on May 2, 2016 in the Bankruptcy Court.

1.13                        Claim has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.14                        Class means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.15                        Collective Bargaining Agreements means the five (5) collective bargaining agreements between the Debtors and each of (a) the United Food and Commercial Workers International Union, Local 1500, (b) the United Food and Commercial Workers International Union, Local 1262, (c) the United Food and Commercial Workers International Union, Local 371, (d) the United Food and Commercial Workers International Union, Local 1500 (Drivers), and (e) the United Service Workers Union, Local 339.

1.16                        Commencement Date means May 2, 2016, the date on which the Debtors commenced the Chapter 11 Cases.

1.17                        Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.18                        Confirmation Hearing means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.19                        Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.20                        Consenting Lenders means the Senior Secured Lenders that are party to the Restructuring Support Agreement together with their respective successors and permitted assigns and any subsequent Senior Secured Lender that becomes party to the Restructuring Support Agreement in accordance with the terms of the Restructuring Support Agreement.

1.21                        Credit Agreement means that certain Credit Agreement, dated as of February 14, 2013, by and among Holdings, as parent, Fairway Acquisition, as borrower, the lenders party thereto, and the Credit Agreement Agent, as amended, modified, or supplemented from time to time.

1.22                        Credit Agreement Agent means Credit Suisse AG, Cayman Islands Branch solely in its capacity as administrative and collateral agent under the Credit Agreement and related Security Agreement.

1.23                        Credit Agreement Agent Fees means the reasonable and documented fees and expenses incurred by the Credit Agreement Agent during or in connection with the Chapter 11 Cases through the Effective Date, whether incurred prior to or after the Commencement Date, limited to the reasonable fees and expenses of King & Spalding LLP, as counsel to the Credit Agreement Agent, and Moelis & Company LLC, as financial advisor to the Credit Agreement Agent, without duplication of the DIP Agent Fees.

1.24                        Cure means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume such executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.25                        Cure Dispute means a pending objection relating to assumption or assumption and assignment of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.26                        Debtor or Debtors has the meaning set forth in the introductory paragraph of the Plan.

1.27                        Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.28                        Definitive Documents means the documents, other than the Plan, including any related orders, agreements, instruments, schedules, or exhibits, that are contemplated herein and that are otherwise necessary or desirable to implement, or otherwise relate to the restructuring contemplated in the Restructuring Support Agreement, the Plan (including the Plan Supplement), including, without limitation, the Shareholders Agreement, the Exit Facility, the Amended and Restated Credit Agreement (and related security agreements and ancillary loan documents), the Amended Organizational Documents, the Confirmation Order, advisory or management services agreements, shareholder and member related agreements or other related documents, each of which shall contain terms and conditions consistent in all material respects with the Plan and shall otherwise be reasonably satisfactory in all respects to the Debtors and satisfactory to the Requisite Lenders.

1.29                        DIP Agent means Credit Suisse AG, Cayman Islands Branch, as administrative and collateral agent for the DIP Lenders under the DIP Loan Agreement.

1.30                        DIP Agent Fees means the reasonable and documented fees and expenses incurred by the DIP Agent during or in connection with the Chapter 11 Cases through the Effective Date, whether incurred prior to or after the Commencement Date, limited to the reasonable fees and expenses of King & Spalding LLP, as counsel to the DIP Agent, and Moelis & Company LLC, as financial advisor to the DIP Agent, without duplication of the Credit Agreement Agent Fees.

1.31                        DIP Claim means a Claim of the DIP Lenders or DIP Agent arising under the DIP Facility, the DIP Loan Agreement, or the DIP Orders, including, without limitation, the DIP Shares.

1.32                        DIP Commitment Letter means the commitment letter for the DIP Facility annexed to the Disclosure Statement as Exhibit F.

1.33                        DIP Facility means, collectively, the DIP Term Loan and the DIP Letter of Credit Facility.

1.34                        DIP Lenders means the lenders under the DIP Loan Agreement and each other party that becomes a lender thereunder from time to time in accordance with the terms of the DIP Loan Agreement.

1.35                        DIP Letter of Credit Facility means the consensual superpriority senior secured debtor in possession revolving commitment to issue letters of credit (together with the related reimbursement obligations and loans made thereunder by the lenders with revolving credit commitments) in an aggregate amount of $30,611,941.00, including the letters of credit issued under the Credit Agreement converted to letters of credit deemed issued under the DIP Facility and reimbursement obligations under the existing Credit Agreement deemed outstanding under the DIP Facility, on the terms and conditions set forth in the DIP Loan Agreement, as approved by the DIP Orders.

1.36                        DIP Loan Agreement means that certain credit and guarantee agreement, dated as of May 2, 2016, approved by the Bankruptcy Court pursuant to the DIP Orders, as amended, supplemented, restated, or otherwise modified, by and among, Fairway Acquisition, as borrower, the DIP Agent, and the DIP Lenders, on terms consistent with the DIP Commitment Letter and the DIP Term Sheet, the obligations under which shall be guaranteed by Holdings and Fairway Acquisition’s direct and indirect subsidiaries.

1.37                        DIP Orders means the interim and final order(s) of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and make borrowings under the DIP Loan Agreement, and granting certain rights, protections and liens to and for the benefit of the DIP Lenders.

1.38                        DIP Term Loan means that certain consensual superpriority senior secured debtor in possession credit facility consisting of new money non-amortizing term loans in an aggregate principal amount of $55,000,000 provided by the DIP Term Loan Lenders under the DIP Loan Agreement, on the terms and conditions set forth in the DIP Loan Agreement, as approved by the DIP Orders.

1.39                        DIP Term Loan Lenders means the lenders under the DIP Term Loan and each other party that becomes a lender thereunder from time to time in accordance with the terms of the DIP Loan Agreement.

1.40                        DIP Term Sheet means the term sheet for the DIP Facility annexed to the Disclosure Statement as Exhibit E.

1.41                        DIP Shares means the consideration for the DIP Term Loan Lenders’ agreement to allow the DIP Term Loan to be converted to the First Out Exit Term Loan on the Effective Date, without the need for any further corporate, limited liability company, or shareholder action, which shall be shares of New Common Stock equal to ten percent (10%) of the New Common Stock issued on the Effective Date to be distributed to the DIP Term Loan Lenders on the terms and conditions set forth in the DIP Commitment Letter (and related DIP Term Sheet and fee letter) and Sections 2.1 and 2.4 of the Plan.

1.42                        Disallowed means, with respect to any Claim or Interest, that such Claim or Interest has been determined by a Final Order or specified in a provision of the Plan not to be Allowed.

1.43                        Disbursing Agent means any Entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Article VI of the Plan.

1.44                        Disclosure Statement means the disclosure statement for the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.45                        Disputed means with respect to a Claim, (a) any such Claim to the extent neither Allowed nor Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, or (b) to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation before the Confirmation Date in accordance with the Plan, which objection or request for estimation has not been withdrawn or determined by a Final Order.  To the extent the Debtors dispute only the Allowed amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

1.46                        Distribution Record Date means the Effective Date of the Plan.

1.47                        Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Article IX hereof have been satisfied or waived in accordance with the terms of the Plan.

1.48                        Employment Agreements shall have the meaning ascribed to such term in Section 5.10 of the Plan.

1.49                        Entity means an individual, corporation, partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government unit (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other person (as defined in section 101(41) of the Bankruptcy Code) or other entity.

1.50                        Estate or Estates means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.51                        Excluded Releasing Parties shall mean the holders of Impaired Claims or Interests who (i) have been deemed to reject the Plan, (ii) abstain from voting, or (iii) voted to reject the Plan and have also checked the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan, and (iv) with respect to the foregoing Entities in clauses (i), (ii), and (iii), such Entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entities’ respective heirs, executors, estates, servants and nominees.

1.52                        Exculpated Parties means collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Credit Agreement Agent; (d) the Consenting Lenders; (e) the DIP Agent; (f) the DIP Lenders; (g) the arrangers under each of the DIP Facility and the Exit Facility; (h) the Exit Facility Agent; (i) the Exit Facility Lenders; and (j) with respect to each of the foregoing Entities in clauses (a) through (i), such Entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entities’ respective heirs, executors, estates, servants and nominees.

1.53                        Existing Holdings Interests means all Interests in Holdings.

1.54                        Exit Facility means the First Out Exit Term Loan, the Last Out Exit Term Loan, the Exit Letter of Credit Facility, and the Subordinated Holdco Loan.

1.55                        Exit Facility Agent means Credit Suisse AG, Cayman Islands Branch, as administrative and collateral agent, under the Amended and Restated Credit Agreement.

1.56                        Exit Facility Commitment Letter means the commitment letter for the Exit Facility annexed to the Disclosure Statement as Exhibit D.

1.57                        Exit Facility Lenders means, with respect to the First Out Exit Term Loan, the DIP Lenders, and with respect to the Last Out Exit Term Loan and the Subordinated Holdco Loan, the Credit Agreement Lenders, and each other lender that shall become a lender under the Exit Facility from time to time in accordance with the Amended and Restated Credit Agreement.

1.58                        Exit Facility Term Sheet means the term sheet for the Exit Facility annexed to the Disclosure Statement as Exhibit C.

1.59                        Exit Letter of Credit Facility means the first out senior secured revolving commitment to issue letters of credit (together with the related reimbursement obligations and loans made thereunder by the lenders with revolving credit commitments) in an aggregate amount of $30,611,941.00  under the Exit Facility, including the letters of credit issued under the DIP Letter of Credit Facility converted to letters of credit deemed issued under the Exit Facility, on the terms and conditions set forth in the Amended and Restated Credit Agreement.

1.60                        Fairway Acquisition means Fairway Group Acquisition Company.

1.61                        Fairway Entities means, collectively, the Debtors and Lake Grove.

1.62                        Fee Claim means a Claim for professional services rendered or costs incurred on or after the Commencement Date through the Effective Date by professional persons retained by the Debtors by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code in the Chapter 11 Cases.

1.63                        Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in such other court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.64                        First Out Exit Term Loan means the first out, senior secured exit term loan, in an aggregate principal amount equal to the outstanding and unpaid amount under the DIP Loan Agreement (which shall include a principal balance of not less than $55,000,000), with Reorganized Fairway Acquisition, as borrower, in accordance with, and subject to the terms and conditions of, the Amended and Restated Credit Agreement, the obligations under which shall be guaranteed by Reorganized Holdings and each of Reorganized Fairway Acquisition’s direct and indirect subsidiaries.

1.65                        General Unsecured Claim means any Claim, other than a Secured Claim, Other Secured Claim, Administrative Expense Claim, Intercompany Claim, Priority Tax Claim, or Priority Non-Tax Claim.

1.66                        Guarantee Claim means any Claim arising under the Security Agreement.

1.67                        Holdings means Fairway Group Holdings Corp.

1.68                        Impaired means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.69                        Intercompany Claim means any Claim against a Debtor held by another Fairway Entity.

1.70                        Intercompany Interest means an Interest in a Debtor other than Holdings held by another Debtor or an affiliate of a Debtor.

1.71                        Interests means any equity in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all common stock, preferred stock, other instruments evidencing an ownership interest, or equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, including, without limitation, equity-based employee incentives, grants, or other instruments issued to employees of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Effective Date.

1.72                        Lake Grove means Fairway Lake Grove LLC.

1.73                        Last Out Exit Term Loan means the last out, senior secured exit term loan, in an aggregate principal amount of $45,000,000, with Reorganized Fairway Acquisition, as borrower, in accordance with, and subject to the terms and conditions of, the Amended and Restated Credit Agreement, the obligations under which shall be guaranteed by Reorganized Holdings and each of Reorganized Fairway Acquisition’s direct and indirect subsidiaries.

1.74                        Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.75                        Management Incentive Plan means a post-emergence equity-based management incentive plan under which up to ten percent (10%) of the New Common Stock outstanding on a fully diluted basis issued on the Effective Date may be issued to members of the Reorganized Debtors’ management on the terms described in Section 5.11 of the Plan.

1.76                        New Board means the board of directors of Reorganized Holdings.

1.77                        New Common Stock means the shares of common stock, par value $.001 per share, of Reorganized Holdings authorized pursuant to the amended and restated Certificate of Incorporation of Reorganized Holdings as set forth in the Plan Supplement.

1.78                        Other Secured Claim means a Secured Claim, other than an Administrative Expense Claim, a Priority Tax Claim, or a Secured Loan Claim.

1.79                        Plan means this joint prepackaged chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code, the terms hereof, and the terms of the Restructuring Support Agreement.

1.80                        Plan Supplement means a supplemental appendix to the Plan containing, among other things, substantially final forms of the Amended Organizational Documents (to the extent such Amended Organizational Documents reflect material changes from the Debtors’ existing organizational documents and bylaws), the Exit Facility Commitment Letter, the Exit Facility Term Sheet, the Shareholders Agreement Term Sheet, and to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; provided, that, through the Effective Date, the Debtors shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan.  The Plan Supplement shall be filed with the Bankruptcy Court not later than two (2) days prior to the end of the solicitation period for the Plan.

1.81                        Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.82                        Priority Tax Claim means any Secured Claim or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.83                        Pro Rata means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims in a particular Class and other Classes entitled to share in the same recovery as such Class under the Plan.

1.84                        Reinstate, Reinstated, or Reinstatement means leaving a Claim Unimpaired under the Plan.

1.85                        Released Parties means collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Credit Agreement Agent; (d) the Consenting Lenders; (e) the DIP Agent; (f) the DIP Lenders; (g) the arrangers under each of the DIP Facility and the Exit Facility; (h) the Exit Facility Agent; (i) the Exit Facility Lenders; and (j) with respect to each of the foregoing Entities in clauses (a) through (i), such Entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entities’ respective heirs, executors, estates, servants and nominees.

1.86                        Releasing Party means each of, and solely in its capacity as such, (a) the holders of Impaired Claims or Interests other than the Excluded Releasing Parties, (b) the holders of Unimpaired Claims, and (c) with respect to the foregoing Entities in clauses (a) and (b), such Entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entities’ respective heirs, executors, estates, servants and nominees.  To the extent a person or entity is an Excluded Releasing Party with respect to one or more Claims or Interests but is a Releasing Party with respect to one or more other Claims or Interests, then such person or entity shall be a Releasing Party with respect to all Claims and Interests.

1.87                        Reorganized Debtors means, collectively, each of the Debtors as reorganized on the Effective Date in accordance with the Plan.

1.88                        Reorganized Fairway Acquisition means Fairway Acquisition as reorganized on the Effective Date in accordance with the Plan.

1.89                        Reorganized Holdings means Fairway Group Holdings Corp. as reorganized on the Effective Date in accordance with the Plan.

1.90                        Requisite Lenders means, as of the date of determination, Consenting Lenders holding at least a majority in aggregate principal amount outstanding under the Credit Agreement held by all of the Consenting Lenders.

1.91                        Restructuring Support Agreement means that certain Restructuring Support Agreement, dated as of May 2, 2016, by and among the Debtors, the Consenting Lenders, and the Credit Agreement Agent (as may be amended, supplemented or modified from time to time in accordance with the terms thereof) annexed to the Plan as Exhibit A.

1.92                        Secured Claim means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.93                        Secured Loans means the term loans and extended revolving loans in the outstanding aggregate outstanding amounts, as of the Commencement Date, of $269,761,507.81 and $9,226,011.61, respectively, arising under the Credit Agreement.

1.94                        Secured Loan Claim means any Claim on account of the Secured Loans.

1.95                        Security means any Security, as such term is defined in section 101(49) of the Bankruptcy Code.

1.96                        Security Agreement means that certain Security Agreement, dated as of February 14, 2013, among Fairway Acquisition, Holdings, the subsidiary guarantors of Fairway Acquisition thereunder, and Credit Suisse AG, Cayman Islands Branch, as collateral agent for the secured parties thereunder, as may be amended from time to time.

1.97                        Senior Secured Lenders means the holders of Secured Loan Claims.

1.98                        Shareholders Agreement means that certain Shareholders Agreement, containing terms consistent with the Shareholders Agreement Term Sheet.

1.99                        Shareholders Agreement Term Sheet means the term sheet to the Shareholders Agreement included in the Plan Supplement.

1.100                 Subordinated Holdco Loan means the unsecured subordinated term loan in an aggregate principal amount of $39,000,000, with Reorganized Holdings, as borrower, in accordance with, and subject to the terms and conditions of, the Amended and Restated Credit Agreement.

1.101                 Subordinated Securities Claims means a Claim subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, any Claim for or that arises from the rescission of a purchase, sale, issuance or offer of a Security of any of the Debtors, or for damages arising from the purchase of sale of such a Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.102                 Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

1.103                 Trading Order means that certain order, dated as of [•], 2016 (D.I. [•]) entered by the Bankruptcy Court, related to, among other things, certain transfers and rights to purchase Existing Holdings Interests.

1.104                 Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

B.                                    Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (4) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (5) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.                                    Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D.                                    Controlling Document.

In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document).  The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, that, if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

ARTICLE II.                                             ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1.                            Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to different treatment, each holder of an Allowed Administrative Expense Claim shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.  For the avoidance of doubt, the Fee Claims and the DIP Claims shall be Allowed Administrative Expense Claims.

2.2.                            Fee Claims.

All Entities seeking an award by the Bankruptcy Court of Fee Claims (a) shall file, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred, (b) shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Allowed Fee Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors.  The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.  On or about the Effective Date, holders of Fee Claims shall provide an estimate of such Fee Claims to the Debtors or the Reorganized Debtors and the Debtors or Reorganized Debtors shall separately reserve for such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties.

2.3.                            Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (iii) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Commencement Date, provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option.

2.4.                            DIP Claims.

On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction of the Allowed DIP Claims, (a) the outstanding principal amount of the DIP Term Loan and any reimbursement obligations under the DIP Letter of Credit Facility shall be converted to and deemed issued under the First Out Exit Term Loan under the Amended and Restated Credit Agreement, (b) the letters of credit under the DIP Letter of Credit Facility shall be converted to letters of credit deemed issued under the Amended and Restated Credit Agreement as letters of credit under the Exit Letter of Credit Facility, (c) the DIP Shares shall be issued to the DIP Term Loan Lenders, and (d) the DIP Agent Fees shall be paid in full, in Cash, provided, however, that at least three (3) calendar days prior to the Effective Date the DIP Agent or its representatives shall provide the Debtors with (i) invoices reasonably documenting the DIP Agent Fees through the date that is ten (10) calendar days prior to the Effective Date and (ii) an estimate of DIP Agent Fees the DIP Agent reasonably anticipates to incur from such date through the Effective Date.  Upon satisfaction of the DIP Claims, all Liens and security interests granted to secure the DIP Facility shall be deemed cancelled and shall be of no further force and effect and each Allowed DIP Claim shall be deemed to be fully satisfied, settled, released, and compromised.  In addition, upon submission of documented invoices to the Reorganized Debtors and without the necessity of making an application to the Bankruptcy Court, the Reorganized Debtors shall pay the reasonable fees and expenses of the DIP Agent in connection with making distributions hereunder.

2.5.                            Credit Agreement Agent Fees.

The Credit Agreement Agent Fees shall be Allowed and on the Effective Date, or as soon as practicable thereafter, all accrued and unpaid Credit Agreement Agent Fees shall be paid in full, in Cash, without the requirement for the filing of a proof of claim, retention applications, fee applications or any other applications in the Chapter 11 Cases, provided, however, that prior to the payment of such fees and expenses, the Credit Agreement Agent shall provide the Debtors or Reorganized Debtors with invoices reasonably documenting the Credit Agreement Agent Fees sought, provided, further, that at least three (3) calendar days prior to the Effective Date the Credit Agreement Agent shall provide the Debtors with (i) invoices reasonably documenting the fees and expenses for which the Credit Agreement Agent seeks payment through the date that is ten (10) calendar days prior to the Effective Date and (ii) an estimate of fees and expenses the Credit Agreement Agent reasonably anticipates to incur from such date through the Effective Date.

ARTICLE III.                                        CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1.                            Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2.                            Formation of Debtor Groups for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan.  Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

3.3.                            Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) deemed to accept or reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and DIP Claims have not been classified.  The classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.5 of the Plan.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Deemed to accept)
2	Other Secured Claims	Unimpaired	No (Deemed to accept)
3	Secured Loan Claims	Impaired	Yes
4	General Unsecured Claims	Unimpaired	No (Deemed to accept)
5	Intercompany Claims	Unimpaired	No (Deemed to accept)
6	Existing Holdings Interests	Impaired	No (Deemed to reject)
7	Intercompany Interests	Unimpaired	No (Deemed to accept)
8	Subordinated Securities Claims	Impaired	No (Deemed to reject)

3.4.                            Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5.                            Elimination of Vacant Classes.

Any Class of Claims against or Interests in a Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan of such Debtor for purposes of voting to accept or reject such Debtor’s Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

ARTICLE IV.                                         TREATMENT OF CLAIMS AND INTERESTS.

4.1.                            Priority Non-Tax Claims (Class 1).

(a)                                 Classification:  Class 1 consists of Priority Non-Tax Claims.

(b)                                 Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated, or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c)                                  Voting:  Class 1 is Unimpaired, and the holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

4.2.                            Other Secured Claims (Class 2).

(a)                                 Classification:  Class 2 consists of the Other Secured Claims.  To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving distributions under the Plan.

(b)                                 Treatment:  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Other Secured Claim, at the sole option of the Debtors or the Reorganized Debtors, (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such holder’s Allowed Other Secured Claim shall be Reinstated, or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c)                                  Voting:  Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

4.3.                            Secured Loan Claims (Class 3).

(a)                                 Classification:  Class 3 consists of Secured Loan Claims.

(b)                                 Allowance:  The Secured Loan Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code in the aggregate amount of $278,987,519.42.  Senior Secured Lenders and the Credit Agreement Agent shall not be required to file proofs of Claim on account of their Secured Loan Claims.

(c)                                  Treatment:  Except to the extent that a holder of an Allowed Secured Loan Claim agrees to a less favorable treatment of such Claim, each such holder shall receive, in full and final satisfaction of such Claim and in accordance with Section 5.4(b) of the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, such holder’s Pro Rata share of (i) ninety percent (90%) of the New Common Stock issued on the Effective Date, (ii) the Last Out Exit Term Loan, and (iii) the Subordinated Holdco Loan.  On the Effective Date, each holder of an Allowed Secured Loan Claim that votes in favor of the Plan shall be deemed to have sold, assigned, or otherwise transferred all of such holder’s Guarantee Claims against Lake Grove to Reorganized Fairway Acquisition.

(d)                                 Voting:  Class 3 is Impaired, and the holders of Secured Loan Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4.                            General Unsecured Claims (Class 4).

(a)                                 Classification:  Class 4 consists of General Unsecured Claims.

(b)                                 Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of such Claim or has been paid before the Effective Date, on and after the Effective Date, the Reorganized Debtors shall continue to pay or treat each Allowed General Unsecured Claim in the ordinary course of business as if the Chapter 11 Cases had never been commenced, subject to all defenses or disputes the Debtors and Reorganized Debtors may have with respect to such Claims, including as provided in Section 10.8 of the Plan.

(c)                                  Voting:  Class 4 is Unimpaired, and the holders of General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of General Unsecured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such General Unsecured Claims.

4.5.                            Intercompany Claims (Class 5).

(a)                                 Classification:  Class 5 consists of Intercompany Claims.

(b)                                 Treatment:  On the Effective Date, or as soon as practicable thereafter, all Intercompany Claims shall be adjusted, reinstated, or discharged to the extent reasonably determined to be appropriate by the Debtors and the Requisite Lenders.

(c)                                  Voting:  Class 5 is Unimpaired, and the holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.6.                            Existing Holdings Interests (Class 6).

(a)                                 Classification:  Class 6 consists of Existing Holdings Interests.

(b)                                 Treatment:  On the Effective Date, all Existing Holdings Interests shall be deemed canceled, and the holders of Existing Holdings Interests shall not receive or retain any property under the Plan on account of such Interests.

(c)                                  Voting:  Class 6 is Impaired by the Plan, and the holders of Existing Holdings Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, the holders of Existing Holdings Interests are not entitled to vote to accept or reject the Plan.

4.7.                            Intercompany Interests (Class 7).

(a)                                 Classification:  Class 7 consists of Intercompany Interests.

(b)                                 Treatment:  Except as provided in Section 5.1(a) of the Plan, on the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Intercompany Interests held by Holdings or a direct or indirect subsidiary of Holdings shall be unaffected by the Plan and continue in place following the Effective Date, solely for the administrative convenience of maintaining the existing corporate structure of the Debtors that are subsidiaries of Holdings.

(c)                                  Voting:  Class 7 is Unimpaired, and the holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.8.                            Subordinated Securities Claims (Class 8).

(a)                                 Classification:  Class 8 consists of Subordinated Securities Claims.

(b)                                 Treatment:  The holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Claims and the obligations of the Debtors and the Reorganized Debtors, as applicable, on account of such Subordinated Claims shall be discharged.

(c)                                  Voting:  Class 8 is Impaired by the Plan, and the holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, the holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims.

ARTICLE V.                                              MEANS FOR IMPLEMENTATION.

5.1.                            Continued Corporate Existence.

(a)                                 Except as otherwise provided in the Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Shareholders Agreement and the Amended Organizational Documents; provided, however, that unless the Debtors or Reorganized Debtors determine otherwise, all Interests of Fairway Acquisition in Lake Grove and Guarantee Claims of Fairway Acquisition with respect to Lake Grove (acquired pursuant to Section 4.3 of the Plan) shall be transferred to Reorganized Holdings; provided, further, that, if any action is required by the Debtors or Reorganized Debtors to so transfer the Interests of Fairway Acquisition in Lake Grove or the Guarantee Claims of Fairway Acquisition with respect to Lake Grove to Reorganized Holdings, the Debtors or the Reorganized Debtors shall take all actions necessary to effectuate such transfers.

(b)                                 On or after the Effective Date, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, and the Amended and Restated Credit Agreement, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

5.2.                            Exit Facility.

(a)                                 On the Effective Date, in accordance with, and subject to, the terms and conditions of the Amended and Restated Credit Agreement, the Debtors will enter into the Exit Facility. The proceeds issued or deemed issued under the First Out Exit Term Loan shall be used to (i) pay the Allowed DIP Claims and Fee Claims, including the Credit Agreement Agent Fees, in full in accordance with Sections 2.4 and 2.5, respectively, of the Plan, (ii) fund other distributions, costs, and expenses contemplated by the Plan, and (iii) fund general working capital and for general corporate purposes of the Reorganized Debtors.

(b)                                 On the Effective Date, the Amended and Restated Credit Agreement shall be executed and delivered substantially on the terms and conditions set forth in the Exit Facility Commitment Letter and the Exit Facility Term Sheet, with such modifications to which the Debtors or Reorganized Debtors may agree with the consent of the Requisite Lenders, which modifications shall not affect the treatment of Claims under the Plan.  All security documents, including the Security Agreement, executed in connection with the Amended and Restated Credit Agreement shall be amended or amended and restated, as may be necessary, to conform to the terms of the Amended and Restated Credit Agreement and shall remain in full force and effect, and all Liens, rights, interests, duties, and obligations thereunder shall survive the Effective Date and shall continue to secure the obligations of the Exit Facility under the Amended and Restated Credit Agreement.  Without limiting the generality of the foregoing, all Liens and security interests granted pursuant to the Exit Facility and the Amended and Restated Credit Agreement shall be (i) valid, binding, perfected, and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under applicable non-bankruptcy law and (ii) not subject to avoidance, recharacterization, or subordination under any applicable law.  For the avoidance of doubt, the Subordinated Holdco Loan shall be an unsecured obligation of Reorganized Holdings and shall not be guaranteed by any of the other Reorganized Debtors.

(c)                                  The Debtors shall be authorized to execute, deliver, and enter into and perform under the Amended and Restated Credit Agreement without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests.

5.3.                            Shareholders Agreement.

(a)                                 On the Effective Date, Reorganized Holdings and all of the holders of New

Common Stock shall be deemed to be parties to the Shareholders Agreement, which shall be on terms consistent with the Shareholders Agreement Term Sheet contained in the Plan Supplement, without the need for execution by any such holder.  The Shareholders Agreement shall be binding on Reorganized Holdings and all parties receiving, and all holders of, New Common Stock; provided, that, regardless of whether such parties execute the Shareholders Agreement, such parties will be deemed to have signed the Shareholders Agreement, which shall be as binding on such parties as if they had actually signed it.

(b)                                 Any direct or beneficial recipient of the New Common Stock, including all parties to whom such recipients may sell their New Common Stock in the future and all Entities who purchase or acquire such equity in future transactions, shall be party to, or shall be deemed to be bound by, the Shareholders Agreement.

5.4.                            Authorization and Issuance of New Common Stock.

(a)                                 The Debtors or Reorganized Debtors, as applicable, are authorized to issue or cause to be issued and shall issue the New Common Stock and any options or entitlements to purchase such Plan-related securities, in accordance with the terms of the Plan and the Shareholders Agreement without the need for any further corporate, limited liability company, or shareholder action.

(b)                                 On the Effective Date, Reorganized Holdings shall contribute to Reorganized Fairway Acquisition, as a capital contribution, one hundred percent (100%) of the New Common Stock to be issued on the Effective Date and one hundred percent (100%) of the Subordinated Holdco Loan, 90% of such shares and all of such term loan shall then be distributed on behalf of Fairway Acquisition to holders of Allowed Secured Loan Claims pursuant to Section 4.3 of the Plan, the remaining 10% of the New Common Stock shall be distributed on behalf of Fairway Acquisition to DIP Term Loan Lenders pursuant to Sections 2.1 and 2.4 of the Plan.

5.5.                            Section 1145 Exemption.

(a)                                 The offer, issuance, and distribution of the New Common Stock hereunder to holders of Secured Loan Claims under Section 4.3 of the Plan and to the DIP Term Loan Lenders under Sections 2.1 and 2.4 of the Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, or, if applicable, section 4(a)(2) of the Securities Act of 1933, without further act or action by any Entity, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b)                                 Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from such registration pursuant to section 1145(a) of the Bankruptcy Code will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933; (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (iii) the restrictions, if any, on the transferability of such securities contained in the Shareholders Agreement; and iv) applicable regulatory approval.

5.6.                            Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to executory contracts or unexpired leases that shall be assumed by the Reorganized Debtors, on the Effective Date, all agreements, instruments, and other documents evidencing any Claim or Interest (other than Intercompany Interests that are not modified by the Plan) and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged.  Notwithstanding such cancellation and discharge, the Credit Agreement and DIP Loan Agreement shall continue in effect (a) to the extent necessary to allow the holders of Allowed Secured Loan Claims and Allowed DIP Claims to receive distributions under the Plan, (b) to the extent necessary to allow the Debtors, Reorganized Debtors, Credit Agreement Agent, and/or DIP Agent to make post-Effective Date distributions or take such other action pursuant to the Plan on account of the Secured Loan Claims and/or DIP Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims, (c) as necessary to allow the DIP Agent, the Credit Agreement Agent, the DIP Lenders, and the Senior Secured Lenders to make claims against Lake Grove under the DIP Loan Agreement and Credit Agreement, and (d) to appear in the Chapter 11 Cases, provided, however, that nothing in this Section 5.6 shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any liability or expense to the Reorganized Debtors.  Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors or their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this Section 5.6 shall be deemed null and void and shall be of no force and effect, and the Debtors shall be entitled to continue to use (in accordance with the remaining provisions of such document, instrument, lease, or other agreement) any land, facilities, improvements, or equipment financed with the proceeds of the  Credit Agreement and the DIP Loan Agreement.  Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any executory contract or lease to the extent such executory contract or lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

5.7.                            Officers and Boards of Directors.

(a)                                 The composition of each board of directors or managers of a Reorganized Debtor, as applicable, and, to the extent applicable, the officers of each Reorganized Debtor, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(b)                                 Except as otherwise provided in the Plan Supplement, the officers of the respective Reorganized Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date and in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law.  After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c)                                  Except to the extent that a member of the board of directors or a manager, as applicable, of a Debtor continues to serve as a director or manager of such Debtor on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director or manager will be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.  Commencing on the Effective Date, each of the directors and managers of each of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.8.                            Effectuating Documents; Further Transactions.

(a)                                 On or as soon as practicable after the Effective Date, the Reorganized Debtors shall take such actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree, (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution and the Amended Organizational Documents pursuant to applicable state law; (iv) the issuance of securities, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, and (v) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, or the Amended and Restated Credit Agreement, subject, in each case, to the Amended Organizational Documents.

(b)                                 Each officer, member of the board of directors, or manager of the Debtors is (and each officer, member of the board of directors, or manager of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders or directors or managers of the Debtors or the Reorganized Debtors) except for those expressly required pursuant to the Plan.

(c)                                  All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate or related action required by the Debtor or Reorganized Debtor in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders or directors or managers of the Debtors or Reorganized Debtors or by any other stakeholder, and with like effect as though such action had been taken unanimously by the stockholders, directors, managers, or officers, as applicable, of the Debtors or Reorganized Debtors.

5.9.                            Cancellation of Liens.

Except as otherwise specifically provided herein, including pursuant to Section 5.2(b) of the Plan, upon the payment in full in Cash of an Other Secured Claim, any Lien securing an Other Secured Claim that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

5.10.                     Employee Matters.

Pursuant to Section 8.1 of the Plan, the Debtors shall be deemed to have assumed all employment and/or severance arrangements (as modified by this Section 5.10 (collectively, the

“Employment Agreements”)) existing as of the Commencement Date for the key employees listed on Exhibit B to the Plan.  Any employee listed on Exhibit B to the Plan shall continue to be employed by the Reorganized Debtors on and after the Effective Date in their current capacities pursuant to their existing terms of employment, and the obligations of the Debtors in connection with such employment, including, without limitation, severance obligations pursuant to the Employment Agreements, shall be transferred to and become obligations of the Reorganized Debtors, continue in full force and effect, and shall be payable in the ordinary course of business in accordance with the terms of such Employment Agreements; provided, that if any such key employee is entitled to severance under such employee’s Employment Agreement on or after the Effective Date, whether on account of a termination without cause by the Reorganized Debtors, a “change of control” transaction, or any other reason, such employee’s maximum severance entitlement shall be limited to the lesser of (a) one (1) year of base salary and (b) the severance amount provided in such employee’s Employment Agreement, provided, further, that, upon a termination by the Debtors without cause or by such key employee for Good Reason (as such term is defined in such key employee’s Employment Agreement), any prohibitions or restrictions on employment, including, but not limited to, covenants not to compete, in existing Employment Agreements shall be inapplicable.  The Reorganized Debtors shall amend existing employment agreements consistent with the foregoing, which shall become automatically effective on the Effective Date without any further authorization or approval.  For the avoidance of doubt, the occurrence of the Effective Date and the consummation of the transactions contemplated by the Plan shall not constitute a “change of control” under any Employment Agreement and shall not trigger any severance payment obligation by the Reorganized Debtors.

5.11.                     Management Incentive Plan.

Within sixty (60) days following the Effective Date, the New Board may establish a Management Incentive Plan for members of the Reorganized Debtors’ management.  The participants and amounts allocated under the Management Incentive Plan shall be determined in the sole discretion of the New Board, provided that the New Board will consult with the Chief Executive Officer of Reorganized Holdings regarding the participants and allocation of amounts to other members of the Reorganized Debtors’ management.

5.12.                     Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code because Class 6 (Existing Holdings Interests) and Class 8 (Subordinated Securities Claims) are deemed to reject the Plan.

5.13.                     Closing of the Chapter 11 Cases.

After an Estate has been fully administered, the Reorganized Debtors shall promptly seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.14.                     Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court and with the United States Securities and Exchange Commission.

5.15.                     Separability.

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor.  Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code with the consent of the Requisite Lenders.

ARTICLE VI.                                         DISTRIBUTIONS.

6.1.                            Distributions Generally.

The Disbursing Agent shall make all distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2.                            Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests.  The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date.  In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount.

6.3.                            Date of Distributions.

Except as otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as otherwise determined in accordance with the Plan, including, without limitation, the treatment provisions of Article IV of the Plan, or as soon as practicable thereafter; provided that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate.

6.4.                            Disbursing Agent.

All distributions under the Plan shall be made by Reorganized Holdings or Reorganized Fairway Acquisition (or such other Entity designated by Reorganized Holdings or Reorganized Fairway Acquisition), as Disbursing Agent, on or after the Effective Date or as otherwise provided herein; provided, however, that the Credit Agreement Agent shall be the Disbursing Agent for the Allowed Secured Loan Claims and the DIP Agent shall be the Disbursing Agent for the Allowed DIP Claims.  Distributions on account of such Claims shall be deemed complete upon delivery to the Credit Agreement Agent or the DIP Agent, as applicable.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all reasonable fees and expenses incurred by such Disbursing Agents directly related to distributions hereunder shall be reimbursed by the Reorganized Debtors.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing

Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in Section 6.19 of the Plan.

6.5.                            Rights and Powers of Disbursing Agent.

(a)                                 From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.  No holder of a Claim or Interest or other party in interest shall have or pursue any Claim or Cause of Action vested in a Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by such Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)                                 A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby, and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.6.                            Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.7.                            No Postpetition Interest on Claims.

Except to the extent that payments to Allowed General Unsecured Claims are not timely made pursuant to Section 4.4 of the Plan or as otherwise provided in the Plan, the Confirmation Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code, interest shall not accrue or be paid on any Claims on or after the Commencement Date, provided, however, if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.  For the avoidance of doubt, DIP Claims shall accrue and be paid interest in accordance with the terms set forth in the agreements governing the DIP Claims.

6.8.                            Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims.  In the event that any distribution to any holder is returned as undeliverable, no further distributions shall be made to such holder unless and until such Disbursing Agent is notified in writing of such holder’s then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest.  Nothing herein shall require the Disbursing Agent to attempt to locate holders of undeliverable distributions and, if located, assist such holders in complying with Section 6.19 of the Plan.

6.9.                            Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.10.                     Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtors or Reorganized Debtors, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind.  Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 180 days from the date of distribution.  After such date all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.11.                     Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within 180 days after the date of issuance thereof.  Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.  Requests for re-issuance of any check shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

6.12.                     Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13.                     Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.14.                     Fractional Stock.

No fractional New Common Stock shall be distributed.  If any distributions of New Common Stock pursuant to the Plan would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down).  The total number of shares of New Common Stock to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this Section 6.14.  No consideration shall be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than (1) share of New Common Stock.

6.15.                     Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than $100 to any holder of an Allowed Claim; provided, however, that if any distribution is not made pursuant to this Section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

6.16.                     Setoffs.

The Debtors and the Reorganized Debtors, as applicable, may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable nonbankruptcy law; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or a Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

6.17.                     Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Debtors or Reorganized Debtors), distributions with respect to an Allowed Secured Loan Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.18.                     No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything in the Plan to the contrary, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

6.19.                     Withholding and Reporting Requirements.

(a)                                 Withholding Rights.  In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.  Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)                                 Forms.  Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtors (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8, unless such Entity is exempt under the Tax Code and so notifies the Disbursing Agent.  If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Entity designated by the Reorganized Debtors or Disbursing Agent and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

6.20.                     Hart-Scott-Rodino Antitrust Improvements Act.

Any New Common Stock to be distributed under the Plan to an Entity required to file a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity have expired or been terminated.

ARTICLE VII.                                    PROCEDURES FOR DISPUTED CLAIMS.

7.1.                            Disputed Claims Process.

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Section 8.4 of the Plan, holders of Claims need not file proofs of Claim with the Bankruptcy Court, and the Reorganized Debtors and the holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable.  If a holder of a Claim elects to file a proof of Claim with the Bankruptcy Court, such holder shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim, and the Bankruptcy Court shall retain nonexclusive jurisdiction over all such Claims, which shall be resolved on a case-by-case basis through settlements, Claim objections (or, if necessary, through adversary proceedings), or by withdrawal of the Claims by the holders of such Claims.  From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

7.2.                            Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, only the Debtors or the Reorganized Debtors shall be entitled to object to Claims.  Any objections to Claims shall be served and filed (a) on or before the ninetieth (90th) day following the later of (i) the Effective Date and (ii) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or the Reorganized Debtors.

7.3.                            Estimation of Claims.

The Debtors or the Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.

7.4.                            No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.5.                            Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan, including the treatment provisions provided in Article IV of the Plan.

7.6.                            Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

ARTICLE VIII.                               EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1.                            General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure amount, all executory contracts and unexpired leases to which any of the Debtors are parties, and which have not expired by their own terms on or prior to the Confirmation Date, including the Employment Agreements, shall be deemed assumed except for any executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (b) is the subject of a separate (i) assumption motion filed by the Debtors (with the consent of the Requisite Lenders) or (ii) rejection motion filed by the Debtors (with the consent of the Requisite Lenders) under section 365 of the Bankruptcy Code before the Confirmation Date, or (c) is the subject of a pending Cure Dispute.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor or assignee in accordance with its terms, except as modified by the provision of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

8.2.                            Determination of Cure Disputes and Deemed Consent.

(a)                                 Any monetary amounts by which any executory contract or unexpired lease to be assumed or assumed and assigned, as applicable, hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Reorganized Debtors promptly upon assumption thereof.  Following the Commencement Date, the Debtors shall serve a notice on parties to executory contracts and unexpired leases to be assumed or assumed and assigned, as applicable, reflecting the Debtors’ intention to assume or assume and assign, as applicable, the contract or unexpired lease in connection with the Plan and setting forth the proposed Cure amount (if any).  If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable, intend to assume or assume and assign does not receive such a notice, the proposed Cure amount for such executory contract or unexpired lease shall be deemed to be Zero Dollars ($0).

(b)                                 If there is a Cure Dispute pertaining to assumption or assumption and assignment of an executory contract or unexpired lease, such dispute shall be heard by the Bankruptcy Court prior to such assumption or assumption and assignment, as applicable, being effective, provided, however, before the Effective Date, the Debtors or the Reorganized Debtors, as applicable (with the reasonable consent of the Requisite Lenders), may settle any dispute regarding the Cure amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(c)                                  Any counterparty to an executory contract or unexpired lease that fails to object timely to the notice of the proposed assumption or assumption and assignment, as applicable, of such executory contract or unexpired lease or the relevant Cure amount within ten (10) days of the service thereof, (i) shall be deemed to have assented to (A) such Cure amount and the nature thereof, (B) assumption or assumption and assignment, as applicable, of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (1) prohibit, restrict, or condition the transfer or assignment of such contract or lease, or (2) terminate or permit the termination of a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminating or modifying such contract or lease on account of transactions contemplated by the Plan, and (ii) shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or assumption and assignment, as applicable, or the Allowed amount of such Cure amount thereafter.

8.3.                            Payments Related to Assumption or Assignment of Contracts and Leases.

Subject to resolution of any Cure Dispute, all Cures shall be satisfied by the Debtors or Reorganized Debtors, as the case may be, upon assumption or assumption and assignment, as applicable, of the underlying contracts and unexpired leases.  Assumption or assumption and assignment, as applicable, of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption or assumption and assignment, as applicable.  Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such contract or unexpired lease.

8.4.                            Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors or their respective properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors no later than thirty (30) days after the later of (i) the Effective Date or (ii) the effective date of rejection of such executory contract or unexpired lease.  Any such Claims, to the extent Allowed, shall be classified as Class 4 (General Unsecured Claims).

8.5.                            Survival of the Debtors’ Indemnification Obligations.

(a)                                 Any obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements or other organizational documents to indemnify current and former officers, directors, agents and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such directors, officers, agents and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan provided that the Reorganized Debtors shall not indemnify directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud.  All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors.  Any claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b)                                 In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Commencement Date, and all members, managers, directors and officers of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors and/or officers remain in such positions after the Effective Date.

8.6.                            Benefit Plans.

Subject to Section 5.10 of the Plan, all material employee compensation and Benefit Plans of the Debtors in effect as of the Commencement Date, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan.

8.7.                            Collective Bargaining Agreements.

The Collective Bargaining Agreements shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan.  Each of the Collective Bargaining Agreements with the respective unions shall remain in full force and effect on and after the Effective Date, subject to the respective terms thereof.

8.8.                            Insurance Policies.

All insurance policies pursuant to which any Debtor has any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms.  All other insurance policies shall vest in the Reorganized Debtors.

8.9.                            Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors (with the reasonable consent of the Requisite Lenders) in accordance with Section 8.1 of the Plan.  Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.10.                     Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including, without limitation, those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment.  To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable antiassignment provision and is void and of no force or effect.

8.11.                     Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

8.12.                     Reservation of Rights.

(a)                                 Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)                                 Except as otherwise provided in the Plan, nothing in the Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(c)                                  Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(d)                                 If there is a Cure Dispute or a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such Cure Dispute to alter their treatment of such contract or lease by filing a notice indicating such altered treatment.

ARTICLE IX.                                        CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.

9.1.                            Conditions Precedent to Confirmation of the Plan.

The following are conditions precedent to confirmation of the Plan:

(a)                                 the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed;

(b)                                 the Restructuring Support Agreement shall not have been terminated; and

(c)                                  the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtors and satisfactory to the Requisite Lenders.

9.2.                            Conditions Precedent to the Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a)                                 the Definitive Documents shall contain terms and conditions consistent in all material respects with the Plan and the Restructuring Support Agreement and shall otherwise be reasonably satisfactory in all respects to the Debtors and satisfactory to the Requisite Lenders;

(b)                                 all conditions precedent to the effectiveness of the Exit Facility and the Amended and Restated Credit Agreement shall have been satisfied or waived in accordance with the terms thereof (including the absence of any default or event of default under the DIP Loan Agreement), and the Amended and Restated Credit Agreement shall be in full force and effect and binding on all parties thereto;

(c)                                  the Amended Organizational Documents shall have been filed with the appropriate governmental authority, as applicable;

(d)                                 all actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto;

(e)                                  the Bankruptcy Court shall have entered the Confirmation Order and such order shall be a Final Order and shall not have been stayed, modified, or vacated on appeal; and

(f)                                   all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

9.3.                            Waiver of Conditions Precedent.

(a)                                 Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.  Each of the conditions precedent in Section 9.1 and Section 9.2 may be waived in writing by the Debtors with the prior written consent of the Requisite Lenders.  If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.15 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)                                 The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4.                            Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any of the Consenting Lenders, the Credit Agreement Agent, or any other Entity.

ARTICLE X.                                             EFFECT OF CONFIRMATION OF PLAN.

10.1.                     Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Plan, the Confirmation Order, or the Amended and Restated Credit Agreement (including the Exit Facility).  On and after the Effective Date, the Reorganized Debtors may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided herein. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2.                     Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders were

(a) Impaired or Unimpaired under the Plan, (b) deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, or (d) voted to reject the Plan.

10.3.                     Discharge of Claims and Termination of Interests.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors.

10.4.                     Term of Injunctions or Stays.

Unless otherwise provided herein or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.  For the avoidance of doubt, the Trading Order shall remain enforceable beyond the Effective Date with respect to Existing Holdings Interests.  The Trading Order has no applicability or effect with respect to the trading of New Common Stock.

10.5.                     Injunction.

(a)                                 Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

(b)                                 Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been filed or not) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c)                                  By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this Section 10.5.

(d)                                 The injunctions in this Section 10.5 shall extend to any successors of the Debtors and the Reorganized Debtors and their respective property and interests in property.

10.6.                     Releases.

(a)                                 Releases by the Debtors.

As of the Effective Date, except (i) for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remain in effect or become effective after the Effective Date or (ii) as otherwise provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan (including the Plan Supplement), the Restructuring Support Agreement, the Shareholders Agreement, the Amended and Restated Credit Agreement (including the Exit Facility), the DIP Loan Agreement, or related agreements, instruments, or other documents, the solicitation of votes with respect to the Plan, and upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that nothing in this Section 10.6(a) shall be construed to release any party or Entity from willful misconduct or intentional fraud as determined by Final Order.

(b)                                 Releases by Holders of Claims and Interests.

As of the Effective Date, except (i) for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remain in effect or become effective after the Effective Date or (ii) as otherwise provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each Releasing Party, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released, and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all Claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions, or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan (including the Plan Supplement), the Restructuring Support Agreement, the Shareholders Agreement, the Amended and Restated Credit Agreement (including the Exit Facility), the DIP Loan Agreement, or related agreements, instruments or other documents, the solicitation of votes with respect to the Plan, and upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that nothing in this Section 10.6(b) shall be construed to release any party or Entity from willful misconduct or intentional fraud as determined by Final Order.

10.7.                     Exculpation.

Notwithstanding anything herein to the contrary, and to the maximum extent permitted by applicable law, the Exculpated Parties shall neither have nor incur any liability to any holder of a Claim or Interest for any act or omission (both prior to and subsequent to the Commencement Date) in connection with, related to, or arising out of, the Chapter 11 Cases, the Plan (including, without limitation, the Plan Supplement), the Restructuring Support Agreement, the DIP Facility, the DIP Loan Agreement, the Exit Facility, the Shareholders Agreement, any settlement or agreement in the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan and the Definitive Documents (including, but not limited to, Definitive Documents with respect to the Exit Facility), the offer, issuance, and distribution of any securities issued or to be issued pursuant to the Plan, whether or not such distribution occurs following the Effective Date, negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed hereunder, except for actions determined by Final Order to constitute willful misconduct or intentional fraud.

10.8.                     Retention of Causes of Action/Reservation of Rights.

Except as otherwise provided herein, including in Sections 10.5, 10.6, and 10.7 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, with respect to the litigation styled Fairway Paramus LLC v. Public Service Electrical & Gas Co., Action No. L-8139-15 (N.J. Super. Ct.) and the proof of claim of Fairway Group Central Services LLC against White Rose, Inc. in the bankruptcy proceeding styled In re ADI Liquidation, Inc. (f/k/a AWI Delaware, Inc.), et al. (Ch. 11 Case No. 14-12092 (KJC) (Bankr. D. Del.), and any other affirmative Causes of Action against parties with a relationship with the Debtors.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.  Notwithstanding the foregoing, the Debtors shall not retain any Claims or Causes of Action released pursuant to Sections 10.5, 10.6, and 10.7 of the Plan against the Released Parties or arising under chapter 5 of the Bankruptcy Code (except that such Claims or Causes of Action may be asserted as a defense to a Claim in connection with the claims reconciliation and objection procedures pursuant to section 502(d) of the Bankruptcy Code or otherwise).

10.9.                     Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date:  (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.10.              Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) the assumption of all employee compensation and Benefit Plans of the Debtors as provided herein, (b) the selection of the managers, directors, and officers for the Reorganized Debtors, (c) the distribution of the New Common Stock, (d) the entry into the Exit Facility and the Amended and Restated Credit Agreement, (e) the entry into the Shareholders Agreement, (f) the approval of the Restructuring Support Agreement, and (g) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof.  All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including, but not limited to, (v) the Amended Organizational Documents, (w) the Exit Facility, (x) the Amended and Restated Credit Agreement, (y) the Shareholders Agreement, and (z) any and all other agreements, documents, securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Section 10.10 shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE XI.                                        RETENTION OF JURISDICTION.

11.1.                     Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)                                 to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases, including Cure

Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b)                                 to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)                                  to ensure that distributions to holders of Allowed Claims are accomplished as in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(d)                                 to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e)                                  to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)                                   to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)                                  to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)                                 to hear and determine all Fee Claims;

(i)                                     to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j)                                    to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(k)                                 to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(l)                                     to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(m)                             to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(n)                                 to resolve disputes concerning Disputed Claims or the administration thereof;

(o)                                 to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p)                                 to enter a final decree closing the Chapter 11 Cases;

(q)                                 to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(r)                                    to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

For the avoidance of doubt, on and after the Effective Date, the Bankruptcy Court shall not retain jurisdiction over any matters arising in connection with the Exit Facility or any transactions related thereto except to the extent the Bankruptcy Court would have jurisdiction over such matter pursuant to Sections 11.1(c), (d), or (j) of the Plan.

11.2.                     Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII.                                   MISCELLANEOUS PROVISIONS.

12.1.                     Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for each debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s case is entered.

12.2.                     Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3.                     Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims, and solicitation agent.

12.4.                     Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

12.5.                     Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the Amended and Restated Credit Agreement and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.6.                     Amendments.

(a)                                 Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.

(b)                                 Other Amendments.  Subject to the consent rights of the Requisite Lenders as set forth in the Restructuring Support Agreement, before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

12.7.                     Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors or managers, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.8.                     Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors with the consent of the Requisite Lenders; provided, however, that the Debtors may revoke or withdraw the Plan without such consent in the exercise of the Debtors’ fiduciary duty or as otherwise permitted under the Restructuring Support Agreement.  If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of such Debtor or any other Entity; or (iii) constitute an admission of any sort by any Debtor, any of the Consenting Lenders, the Credit Agreement Agent, or any other Entity.

12.9.                     Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (c) nonseverable and mutually dependent.

12.10.              Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.11.              Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.12.              Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is on a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.13.              Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

12.14.              Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.15.              Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.16.              Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.17.              Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.18.              Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic or facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)                                 if to the Debtors or the Reorganized Debtors:

Fairway Group Holdings Corp.
2284 12th Avenue
New York, NY 10027
Attn:	John E. Murphy
Edward C. Arditte
Telephone: (646) 616-8000
Facsimile: (646) 224-1346
Email:	jack.murphy@fairwaymarket.com
ed.arditte@fairwaymarket.com

- and —

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn:	Ray C. Schrock, P.C.
Matthew S. Barr, Esq.

Sunny Singh, Esq.
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email:	ray.schrock@weil.com
matt.barr@weil.com
sunny.singh@weil.com

(b)                                 if to the Consenting Lenders, the DIP Lenders, the Exit Facility Lenders, the Credit Agreement Agent, the DIP Agent, or the Exit Facility Agent:

King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attn:	Michael C. Rupe, Esq.
Christopher G. Boies, Esq.
Telephone: (212) 556-2100
Facsimile: (212) 556-2222
Email:	mrupe@kslaw.com
cboies@kslaw.com

-and-

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attn:	W. Austin Jowers, Esq.
Telephone: (404) 572-2776
Facsimile: (404) 572-5131
Email:	ajowers@kslaw.com

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Dated:	May 2, 2016
New York, New York

Respectfully submitted,

Fairway Group Holdings Corp. and each of the other
Debtors

		By:	/s/ Edward C. Arditte
Name: Edward C. Arditte
Title: Co-President and Chief Financial Officer

Exhibit A

Restructuring Support Agreement

Exhibit B

Key Employees

(Sealed)